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                                                                 EXHIBIT 10.40



                               NORRELL CORPORATION
                           RESTRICTED STOCK AGREEMENT


                  This Restricted Stock Agreement (the "Agreement") is entered into as of the 17th day of December, 1998, by and between NORRELL CORPORATION (the "Company") and [NAME] ("Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Company has adopted the Norrell Corporation 1994 Stock Incentive Plan (the "Plan") which is administered by a Committee appointed by the Company's Board of Directors (the "Committee"); and

                  WHEREAS, the Committee has granted to Employee an award of restricted stock under the terms of the Plan to encourage continued loyalty and diligence (the "Award"); and

                  WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Employee, the parties hereto have set forth the terms of such award in writing in the Agreement;

                  NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                STOCK AWARD.

                  a) GENERAL. Subject to the restrictions and other conditions set forth herein, the Company hereby grants to Employee an award of # shares of the no par value common stock of the Company. Such shares are hereinafter referred to as the "Restricted Shares."

                  b) BACKGROUND. The Restricted Shares were awarded to Employee on December 15, 1998 (the "Grant Date").


2.                VESTING RESTRICTIONS.

                  a) GENERAL. The Restricted Shares will vest either upon attainment of the performance criteria described in subsection (b), upon Employee's satisfaction of the tenure of employment condition set forth in subsection (c), or upon a change in control of the Company as set forth in subsection (d).

                  b) PERFORMANCE CRITERIA. The Restricted Shares will vest immediately if both of the following performance criteria are satisfied in any fiscal year of the Company ending on or before November 5, 2001:


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                  i)       the Company has revenues of at least $2 billion; and

                  ii) the Company has attained either (A) $100 million in pretax profits or (B) $2.25 reported earnings per share.

         The determination of whether such performance criteria have been satisfied shall be made by the Compensation Committee acting in good faith, and such determination shall be binding on the Employee.

                  c) TENURE OF EMPLOYMENT. If Employee remains continuously employed by the Company or any of its subsidiaries until December 31, 2007 (that is, for at least 9 years from the Grant Date), any of the Restricted Shares that have not yet vested will do so on said date, and Employee thereupon will become vested in all such Restricted Shares.

                  d) CHANGE IN CONTROL. Upon the date of a Change in Control (as defined below), any of the Restricted Shares that have not yet vested will do so on such date. A "Change in Control" shall include (A) consummation of a merger, consolidation or other business combination of the Company, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least 50% of the outstanding common stock of the Company or such surviving entity (or parent or affiliate thereof) outstanding immediately after such merger, consolidation or business combination, or (B) approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. In addition, a Change in Control shall also be deemed to occur if, on or before November 5, 2001, any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) other than Guy W. Millner and his affiliates becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the Company's then-outstanding voting securities, provided that the Restricted Shares shall vest only if following such event either (i) the Company involuntarily terminates the Employee's employment, or (ii) the performance criteria described in subsection (b) become unattainable as a result of actions taken by such person acquiring such beneficial ownership of the Company's securities.

3. FORFEITURE UPON TERMINATION OF EMPLOYMENT. If Employee's employment with the Company and all of its subsidiaries terminates for any reason, any Restricted Shares that are not then vested under Section 2 shall be immediately forfeited, and Employee shall have no rights in such Restricted Shares.

4. DELIVERY OF STOCK CERTIFICATE. The certificate representing the Restricted Shares shall be held in escrow by the Company during the period that such shares have not vested under Section 2. Within a reasonable time after the Restricted Shares become vested, the Company shall deliver a stock certificate representing such vested Restricted Shares in the name of Employee.


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5.                AGREEMENT OF EMPLOYEE. Employee acknowledges that certain
restrictions under state or federal securities laws may apply with respect to the Restricted Shares granted to him pursuant to the Award. Specifically, Employee acknowledges that, to the extent he is an "affiliate" of the Company (as that term is defined by the Securities Act of 1933), the Restricted Shares granted to him as a result of the Award are subject to certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission's Rule 144). Employee hereby agrees to execute such documents and take such actions as the Company may reasonably require with respect to state and federal securities laws and any restrictions on the resale of such shares which may pertain under such laws.

6. EXECUTION OF AGREEMENT. Employee shall execute this Agreement within 30 days after receipt of same, or the Agreement and the Award shall be null and void ab initio.

7. WITHHOLDING. Employee shall pay an amount equal to the amount of all applicable federal, state and local employment taxes which the Company is required to withhold at any time. Such payment may be made in cash, by withholding from Employees' normal pay, or by delivery of shares of the Company's common stock (including shares then vesting under this Agreement).

8. PLAN PROVISIONS. In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, which is hereby incorporated by reference. Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein. In the event of any conflict between the provisions of the Agreement and the Plan, the Plan shall control.

9.                MISCELLANEOUS.

                  a) LIMITATION OF RIGHTS. The granting of the Award and the execution of the Agreement shall not give Employee any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its subsidiaries or to interfere in any way with the right of the Company or any such Subsidiary to terminate Employee's employment or services at any time or the right of Employee to terminate his employment at any time.

                  b) SHAREHOLDER RIGHTS. During the period that any shares of Restricted Stock remain unvested and subject to forfeiture under Section 3, the Employee shall retain all rights of a shareholder of the Company with respect to such shares, including the right to vote such shares and the right to receive dividends paid in respect of such shares.

                  c) SEVERABILITY. If any term, provision, covenant or restriction contained in the Agreement is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.


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                  d)       CONTROLLING LAW. The Agreement is being made in
Georgia and shall be construed and enforced in accordance with the laws of that state.

                  e) CONSTRUCTION. The Agreement contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

                  f) AMENDMENT. Any amendment to this Agreement must be in writing and signed by both the Company and the Employee.

                  g) HEADINGS. Section and other headings contained in the Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of day and year first set forth above.


                                          NORRELL CORPORATION


                                          By:
                                             -----------------------------------


                                          Title:
                                                --------------------------------


                                       EMPLOYEE

                                       [NAME]


                                       -----------------------------------------

                                       -----------------------------------------


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